Exhibit 10.2

                                  CARMAX, INC.

                               2002 EMPLOYEE STOCK
                                  PURCHASE PLAN

                      Originally Effective October 1, 2002
                             As Amended And Restated

                                November 1, 2004


         The CarMax, Inc. 2002 Employee Stock Purchase Plan (the "Plan") provides eligible employees of CarMax, Inc., a Virginia corporation (the "Company"), and its Subsidiaries an opportunity to purchase CarMax, Inc. Common Stock ("Common Stock") through payroll deductions and to receive a Company match for a portion of their payroll deductions.

         1. Definitions. For the purposes of the Plan the following terms have the stated definitions. Additional terms are defined in the sections below.

Benefits Department - The employee benefits department of the Company.

CarMax Companies - CarMax, Inc. and its Subsidiaries.

Circuit City - Circuit City Stores, Inc., a Virginia corporation.

Circuit City Companies - Circuit City and its Subsidiaries.

Circuit City Plan - 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated effective December 20, 2001, and as the same may be further amended from time to time.

Committee - The Compensation and Personnel Committee of the Board of Directors.

Compensation - All cash compensation and commissions (estimated as deemed necessary by the Committee) before any deductions or withholding and including overtime and bonuses, but exclusive of all amounts paid as reimbursements of expenses including those paid as part of commissions and those paid in the form of relocation bonuses, housing allowances or other payments in connection with employee relocations.

Eligible Employees - Employees who meet the requirements set forth in Section 3.

Eligibility Status - Employment with the CarMax companies as a Regular Associate and as either (i) a Full-time Associate, (ii) a Part-time I Associate hired before June 1, 1993, or (iii) effective August 28, 2004, a Part-time Associate whose customary employment is 20 hours or more per week. The capitalized terms used in the preceding sentence which are not defined in the Plan shall have the meanings assigned to them in the Company's Policies and Procedures. Determinations regarding the status of an Employee for purposes of the Plan may be made from time to time by the Plan Administrator, but shall in each instance be uniform in nature and applicable to all persons similarly situated.
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Employee - Any person employed by a CarMax Company as a common law employee on the United States payroll of such CarMax Company. It is expressly intended that persons not employed as common law employees on the CarMax Company's United States payroll are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

Enrollment Date - The date on which Eligible Employees begins participation in the Plan pursuant to Plan Section 5.

Old CarMax Plan - 1997 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees, as Amended and Restated effective December 20, 2001.

Participating Employees - Eligible Employees who participate in the Plan.

Plan Administrator - An Employee of the Company or one of its Subsidiaries appointed by the Committee as provided in Section 4 or, in the absence of any such specific appointment, the Chief Financial Officer of the Company.

Plan Service Provider - A Plan Service Provider/dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers or other provider of employee plan administrative services selected by the Plan Administrator as provided in Section 4.

Separation Date - The date on which the separation of the CarMax Companies from the Circuit City Companies occurred (October 1, 2002) as described in the Company's Form S-4 Registration Statement (No. 333-85240) filed with the Securities and Exchange Commission.

Subsidiary - Any business entity (including, but not limited to, a corporation, partnership, or limited liability company) of which a company (the "Parent") directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If the Parent owns less than one hundred percent (100%) of the voting interest of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered.

         2. Amount of Stock Subject to the Plan. The total number of shares of Common Stock which may be purchased under the Plan shall be 1,000,000, subject to adjustment as provided in Section 15. Such shares may be newly issued shares that have been authorized but not yet issued or may be shares purchased for Participating Employees on the open market.

         3. Eligible Employees. All present and future Employees of the CarMax Companies who have been employed by a CarMax Company for at least one year are eligible to participate in the Plan, except: (i) Employees whose status is not within the definition of Eligibility Status, (ii) Employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to securities of the Company, (iii) Employees who are officers of CarMax Companies (other than those serving as Assistant Vice Presidents, Assistant Treasurers or

Assistant Secretaries), or (iv) Employees who have not reached the age of majority in the state in which the Employee maintains his or her residence.

         If an Employee has one year of service but is excluded from participation in the Plan due to the requirements set forth in (i), (ii), (iii) or (iv) in the preceding paragraph, the Employee will be eligible to participate in the Plan as soon as administratively practicable, after he or she is no longer excluded because of such requirements. Continuity of service for purposes of the Plan is defined by the Rehire/Reinstatement and Change of Status Policy in effect for Employees of the CarMax Companies at the time the eligibility determination is made. In certain circumstances specified in the Employee Benefits Agreement between Circuit City Stores, Inc. and CarMax, Inc. effective as of October 1, 2002, service with a Circuit City Company will constitute service with a CarMax Company.

         For CarMax Payroll Personnel, effective as of June 1, 2003 all periods of service with Circuit City shall be counted for purposes of determining whether the Employee has been employed by the CarMax Company for at least one year. CarMax Payroll Personnel are those Associates who (i) were employed by Circuit City Stores, Inc. prior to June 1, 2003, (ii) were dedicated solely to processing and administering the CarMax payroll in the Circuit City payroll processing division, (iii) terminated employment with Circuit City, and (iv) immediately became employed by CarMax or its subsidiaries to assist in the processing and administration of the payroll function for CarMax or its subsidiaries.

         4. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have all powers necessary to administer the Plan, including but not limited to the power to construe and interpret the Plan's documents; to decide all questions relating to an Employee's employment status and eligibility to participate in the Plan; to make adjustments to the limitations on payroll deductions set forth in Section 6; to employ such other persons as are necessary for the proper administration of the Plan; and to make all other determinations necessary or advisable in administering the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding.

         The Committee shall appoint an officer or other Employee of the Company or one of its Subsidiaries to serve as the Plan Administrator ("Plan Administrator"). In the absence of such an appointment, the Chief Financial Officer of the Company shall serve as Plan Administrator. The Plan Administrator shall be authorized to designate other Employees of the Company or its Subsidiaries to assist him or her in carrying out his or her responsibilities under the Plan. The Plan Administrator and his or her designees shall be responsible for the general administration of the Plan including establishment of operating procedures and document submission deadlines and such other matters as the Committee deems necessary for the efficient and proper administration of the Plan.

         The Plan Administrator shall appoint a Plan Service Provider in order to fulfill the duties of the Plan Service Provider set forth herein. The Plan Administrator shall also have the authority to replace any Plan Service Provider he or she has appointed for the Plan with another Plan Service Provider.

         5. Participation in the Plan. An Eligible Employee may commence or recommence participation in the Plan as soon as administratively feasible after they have enrolled and that enrollment has been processed by the Plan Service Provider.

         An Eligible Employee shall authorize payroll deductions from the Employee's Compensation and authorize the Plan Service Provider to establish an employee stock purchase plan account for the Employee ("ESPP Account").

         A Participating Employee's contributions will begin in the first pay period that is administratively practicable after the enrollment has been processed by the Plan Service Provider.

         6. Payroll Deductions and Limitations. Payroll deductions shall be a percentage of the Participating Employee's Compensation for each payroll period as specified in the Participating Employee's Enrollment Form. Payroll deductions for each payroll period shall not be less than 2% nor more than 10% of Compensation for such payroll period. Payroll deduction specifications shall be made in 1% increments. The Plan Administrator shall have the power to change these percentage limitations.

         The maximum amount that may be contributed by each Participating Employee to the Plan in any one calendar year is $7,500. When a Participating Employee's aggregate payroll deductions for the calendar year total $7,500, the Participating Employee's purchases of Common Stock and payroll deductions under the Plan shall be suspended for the remainder of the calendar year. However, the Participating Employee shall continue to be a participant under the Plan unless he or she elects to stop contributions in the manner described in Section 16 or his or her participation terminates under Section 17 and the Employee's purchases of Common Stock and payroll deductions will be resumed for the first full payroll period of the next calendar year.

         7. Changes in Payroll Deductions. A Participating Employee may change the percentage of his or her payroll deductions, according to the procedures defined by the CarMax Benefits Department, subject to the minimum, maximum and allowed increments set forth in Section 6. The change will be effective as soon as administratively practicable after the change request has been processed by the Plan Service Provider. A Participating Employee may also elect to stop making contributions in the manner described in Section 16.

         8. Purchase Price. The purchase price under the Plan for each share of Common Stock shall be (i) the average cost of all shares purchased for a particular month on the open market ("Open Market Purchase Price") when the shares are purchased on the open market; or (ii) the closing price of the Common Stock on the New York Stock Exchange on the last business day of the month ("New Issue Purchase Price") when the shares are purchased from the Company.

         9. Method of Purchase. The shares of Common Stock to be purchased under the Plan shall be purchased once each month in one of the following manners at the Company's discretion:

         (a) Shares Purchased on the Open Market. The Company shall transmit the aggregate payroll deductions from the prior month together with the related Company Contribution (described below) and information on each Participating Employee's contribution to the Plan Service Provider promptly after the end of each month. On a date as soon as practicable following receipt of the funds, the Plan Service Provider shall arrange for the purchase of Common Stock on the open market. As soon as practicable after completing the purchase of the shares, the

Plan Service Provider shall credit the ESPP Account for each Participating Employee with as many shares and fractional interests in shares as the Participating Employee's contribution and the Company Contribution will allow, based on the Open Market Purchase Price; or

         (b) Shares Purchased Directly from the Company. Promptly after the end of each month, the Company shall issue and forward to the Plan Service Provider the number of shares of Common Stock that the Participating Employees' contributions and the related Company Contribution have purchased at the New Issue Purchase Price. The Company shall also submit to the Plan Service Provider information on each Participating Employee's contribution. As soon as practicable following receipt of the shares and related information, the Plan Service Provider shall credit the ESPP Account for each Participating Employee with his or her proportionate interest in the shares delivered, based on the New Issue Purchase Price.

         10. Company Match. The Company shall contribute an amount each month ("Company Contribution") towards the purchase of shares for the Participating Employees. The Company Contribution is set by the Board of Directors of the Company and is currently 15% of each Participating Employee's contribution. The Company Contribution shall be used to purchase shares for Participating Employees as described in Section 9.

         11. Dividend Reinvestment. Each ESPP Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, unless the Participating Employee directs otherwise. The Plan Service Provider shall arrange for the reinvestment of dividends on the open market at the Participating Employee's expense as soon as the Plan Service Provider receives the cash dividends. The Company will not match reinvested dividends and will not pay any expenses associated with reinvesting dividends.

         The Committee shall have the right at any time or from time to time upon written notice to the Plan Service Provider to change the default dividend reinvestment policy for future ESPP Accounts which are established under the Plan.
         12. Rights as a Shareholder. A Participating Employee shall have the right to vote full shares of Common Stock held in the Participating Employee's ESPP Account and the right to receive annual reports, proxy statements and other documents sent to shareholders of Common Stock generally; provided, however, that so long as such shares are held for a Participating Employee by the Plan Service Provider, if a Participating Employee fails to respond in a timely manner to a request for instructions with respect to voting, the Plan Service Provider shall take such action with respect to the shares held for the Participating Employee as permitted by the New York Stock Exchange rules. To the extent that such rules and applicable law permit, the Plan Service Provider shall vote shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board of Directors of the Company.

         By instructing the Plan Service Provider in accordance with the terms and conditions of the Plan Agreement (defined below), a Participating Employee shall have the right at any time:

         (a) to obtain a certificate for the whole shares of Common Stock credited to the Participating Employee's ESPP Account; or

         (b) to direct that any whole shares of Common Stock credited to the Participating Employee's ESPP Account be sold, and that the proceeds, less selling expenses, be remitted to the Participating Employee, or

         (c) direct that any whole shares of Common Stock credited to the Participating Employee's ESPP Account be transferred to an individual brokerage account.

         13. Rights Not Transferable. Rights under the Plan are not transferable by a Participating Employee.

         14. Joint Accounts. Participating Employees may, to the extent permitted by the Plan Service Provider, establish ESPP Accounts as joint accounts with rights therein as prescribed under applicable state law.

         15. Certain Adjustments in the Case of Stock Dividends or Splits. The Committee shall make appropriate adjustments in the number of shares of Common Stock which may be purchased under the Plan if there are changes in the Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

         16. Stopping Contributions. A Participating Employee may stop his or her contributions in accordance with procedures defined by the CarMax Benefits Department. Payroll Deductions will stop as soon as administratively practicable. In addition, contributions will be automatically stopped for any Participating Employee who goes on a leave of absence without pay, effective when the Employee ceases to be paid by the Company.

         After contributions for an Employee have been stopped, the Plan Service Provider will leave the ESPP Account open and the Employee will be responsible for any account fees. Shares may be left in the ESPP Account or the Employee may sell the shares or request a certificate. If dividends are being paid and reinvested at the time of withdrawal, they will continue to be reinvested (if paid) unless the Employee requests the Plan Service Provider to pay them in cash. The Employee may also ask the Plan Service Provider to close the ESPP Account.

         An Employee for whom contributions have been stopped may start contributions again pursuant to Section 5 at any time when the Employee is an Eligible Employee.

         17. Termination of Participation in the Plan. An Employee's participation in the Plan shall terminate when the Employee ceases to be employed by a CarMax Company, whether by reason of retirement, termination of employment, death, or otherwise ("Terminated Participant"). Payroll deductions shall cease immediately or as soon as administratively feasible after the Plan Service Provider processes the termination. Purchases shall be made through the calendar month in which the last payroll deduction is made. The Terminated Participant may elect to (i) obtain a certificate for the whole shares of Common Stock credited to his or her ESPP account, (ii) direct the Plan Service Provider to sell all whole shares of Common Stock credited to his or her ESPP Account and remit the proceeds, less selling expenses, to the Terminated Participant, or
(iii) direct the Plan Service Provider to transfer all whole shares of Common Stock credited to his or her ESPP Account to an individual brokerage account. If the Terminated Participant fails to make an election within ninety (90) days of termination, the Plan Service Provider will automatically issue a certificate for all of the whole shares of Common Stock held in the Terminated Participant's ESPP Account and mail said certificate to the Terminated Participant's home address. In any event, the Plan Service Provider will sell any fractional interest held in the Terminated Participant's ESPP Account to the Company and remit the proceeds of such sale, less selling expenses. In the event of an Employee's death, the distribution shall be made to the Employee's designated beneficiary or estate in accordance with procedures established by the Plan Service Provider.

         18. Amendment of the Plan. The Board of Directors of the Company may, at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participating Employees,
(ii) increase the number of securities that may be issued under the Plan, or
(iii) modify the requirements as to eligibility for participation in the Plan. To the extent authorized by the Board of Directors, an amendment to the Plan may be adopted and approved by the Committee.

         19. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate:

         (a) on the last business day of any month that Participating Employees become entitled to purchase a number of shares of Common Stock greater than the number of shares remaining unpurchased out of the total number of shares which may be purchased under the Plan; or

         (b) at any earlier date at the discretion of the Board of Directors of the Company.

         In the event that the Plan terminates under circumstances described in
(a) above, the Common Stock remaining unpurchased as of the termination date shall be allocated to Participating Employees for purchase on a pro rata basis.

         Upon termination of the Plan, ESPP Accounts shall remain open subject to the same limitations and conditions set forth in the second paragraph of
Section 16.

         20. ESPP Account. The relationship between the Plan Service Provider and each Participating Employee shall be governed by a separate agreement of terms and conditions between them ("Plan Agreement"). In electing to participate in the Plan, a Participating Employee shall be deemed to have accepted the terms of the Plan Agreement. Any Plan Agreement pertaining to a Participating Employee's participation in either the Circuit City Plan or the Old CarMax Plan before the Separation Date shall continue in effect with respect to such Participating Employee's ESPP Account under the Plan unless and until the Participating Employee and the Plan Service Provider amend or replace such agreement. If a Participating Employee already has an ESPP Account due to participation in the Circuit City Plan or the Old CarMax Plan, the same ESPP Account will be used for new purchases under the Plan.

         21. Payment of Expenses. The Company shall pay all expenses associated with purchases under the Plan, including brokerage commissions, if any.

         22. Transition for Old CarMax Plan Participants. By allowing payroll deductions to continue after the Separation Date, any Participant will be deemed to have enrolled in the Plan and to have agreed to the terms and conditions of the ESPP Account and to the terms of the Plan.

         All shares and fractional interests in shares of Common Stock credited to the ESPP Account of each Participant as of the Separation Date will be transferred as of the Separation Date and credited to an ESPP Account for such Participant under the Plan.

         23. Effective Date of the Plan. The Plan shall be effective as of October 1, 2002; the effective date of this amendment and restatement is October 19, 2004.

         24. Notices. Any notice or instruction to be given the Company shall be in writing and delivered by hand, Company office mail or U.S. mail to the address below:

                  CarMax, Inc.
                  c/o Secretary, CarMax, Inc.
                  4900 Cox Road
                  Glen Allen, Virginia  23060

Any signature submitted to the Company by facsimile will have the same force and effect as an original signature.

         25. Government and Other Regulations. The Plan, and the rights to purchase Common Stock hereunder, and the Company's obligation to sell and deliver Common Stock hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

         26. Indemnification of Committee. Service on the Committee shall constitute service as a member of the Board of Directors of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as members of the Board of Directors of the Company pursuant to its Articles of Incorporation and Bylaws.

IN WITNESS HEREOF, this instrument has been executed this 1st day of November, 2004.

                                      CARMAX, INC.



                                      By:   /s/Keith D. Browning
                                         ---------------------------------------
                                               Keith D. Browning
                                               Executive Vice President &
                                               Chief Financial Officer